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                                                                    EXHIBIT 10.3


                             EMPLOYMENT AGREEMENT



         THIS AGREEMENT is made and entered into as of November 17, 1995, by and between RICHARD E. WARNICK (the "Employee"), whose address is 22920 Nottingham, Beverly Hills, Michigan 48025, and CAMBRIDGE INDUSTRIES, INC., a Delaware corporation (the "Company"), whose address is 555 Horace Brown Drive, Rochester, Michigan 48071.

         RECITALS:

         A.       The Employee has served as Chief Operating Officer of the
                  Company.

         B. The Company wishes to have the Employee assume a more advisory role for the Company and its parent, Cambridge Industries Holdings, Inc. ("Holdings"), and the Employee desires to be employed by the Company in such capacity.

         C. The Company also desires to provide for a smooth transition to a new Chief Operating Officer as the Employee assumes such an advisory role.

         D. The Company and the Employee desire to enter into this Agreement upon the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, for and in consideration of the premises, the mutual understandings of the parties hereto, and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, it is hereby agreed as follows:

         1. Employment. Until this Agreement is terminated pursuant to the terms hereof, the Company will employ the Employee to perform such services for and on behalf of the Company as the Board of Directors or the President of the Company may from time to time direct, which services shall include assisting the Company in connection with a smooth transition in employing a new Chief Operating Officer, and Employee hereby accepts such employment, upon the terms and conditions set forth in this Agreement.

         2. Term. The term of this Agreement shall commence as of the date of this Agreement and shall continue for a period of two (2) years, unless this Agreement is otherwise terminated pursuant to Paragraph 8 hereof.

         3. Compensation. For all services to be rendered by him under this Agreement, the Company shall pay the Employee an annual salary of $250,000 (the "Salary"), payable in equal bi-weekly installments during the employment of Employee hereunder. If this Agreement is terminated on a day other than the last day of a pay period, the Company shall be obligated to pay a pro rata portion of the Salary for that abbreviated pay period.

         4. Additional Benefits. In addition to the compensation set forth in Paragraph 3, the Employee shall have the right to receive or participate in those reasonable fringe benefits which he now receives from the Company including, without limitation, group term life insurance, health insurance, and participation in the Company retirement plan, subject to the provisions of any such programs or plans, which programs or plans may be modified or eliminated at the discretion of the Board of Directors of the Company at any time.
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         5.       Reimbursement of Expenses. The Company shall reimburse the
Employee for all necessary and reasonable business expenses incurred by him in the performance of his duties under this Agreement in accordance with practices established from time to time by the Company, upon presentation by the Employee of vouchers, receipts or other evidences of such expenditures, satisfactory to the Company.

         6.       Services.

                  (a) The Employee shall perform his duties under this Agreement faithfully, diligently and to the best of his ability. He shall serve subject to the policies and instruction of the Board of Directors or President of the Company, and shall devote his full business time, attention, energies and loyalty to the Company.

                  (b) During the term of this Agreement, the Employee will not engage in any activities in conflict with the best interests of the Company or of any Affiliate. As used in this Agreement, the term "Affiliate" shall mean (a) at any time each corporation or other business entity directly or indirectly controlling, controlled by, or under common control with the Company, including all corporations and other business entities now or hereafter owned or acquired by the controlling shareholders of the Company, and (b) at any time each corporation or other business entity in which at least fifty (50%) percent of the voting or non-voting stock or other interest therein is owned beneficially and/or of record directly or indirectly by the Company or its controlling shareholders.

                  (c) The Employee shall (i) act in an advisory capacity to facilitate the training and assumption of responsibilities of a new chief operating officer, or officers serving substantially in that capacity, to be appointed by the Board of Directors; (ii) be available for consultation with such operating officers, and (iii) have such other responsibilities and duties as may be delegated to him from time to time by the Company's Board of Directors or President.

         7. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to be duly given when personally delivered, telecopied, or deposited in the United States mail, certified or registered, return receipt requested, postage prepaid, addressed to the parties at their respective addresses set forth on the first page of this Agreement (or at such other address as shall be given in writing to the parties hereto or their successors or assigns) and, in the case of notices to the Company, with a required copy to Jaffe, Raitt, Heuer & Weiss, Professional Corporation, One Woodward Avenue, Suite 2400, Detroit, Michigan 48226, Attn: Robin H. Krueger, Esq.

         8.       Termination.

                  (a) The Employee's employment under this Agreement may be terminated:

                        (i) by the Employee on sixty (60) days' written notice;

                        (ii) by the Company at any time for "cause" (as defined below), without prior notice;

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                        (iii)      by the Company if the Employee is unable to
                  perform his duties under this Agreement by reason of illness or physical or mental incapacity for an aggregate period of sixty (60) days within any period of 365 consecutive days, upon thirty (30) days prior written notice; or

                        (iv)       upon the Employee's death.

                  (b) For purposes hereof, for "cause" shall mean the breach of any material provision of this Agreement by the Employee, and any action of the Employee (or the Employee's failure to act), which, in the reasonable determination of the Company's Board of Directors, involves malfeasance, nonfeasance, fraud or moral turpitude, or which, if generally known, would or might have a material adverse effect on the Company and/or its reputation.

         9.       Restrictive Covenants.

                  (a) The Employee acknowledges that the services which have been and will be performed by him are unique, and, by reason of such employment, the Employee has acquired and will continue to acquire confidential information and trade secrets concerning the operations of the Company and of one or more Affiliates concerning their respective methods of doing business and future plans. Accordingly, the Employee agrees that:

                        (i) The Employee will not at any time, for so long as any Confidential Information (as defined below) shall remain confidential or otherwise remain wholly or partially protectable, either during the course of the Employee's employment or thereafter, use or disclose, directly or indirectly to any person outside of the Company any Confidential Information;

                        (ii) Promptly upon the termination of the Employee's employment for any reason, the Employee (or in the event of the Employee's death, his personal representative) shall return to the Company any and all copies (whether prepared or copied by, or at the direction of, the Company or the Employee) of all records, drawings, materials, memoranda and other data constituting or pertaining to Confidential Information; and

                        (iii) For a period commencing on the date of this Agreement and ending upon the expiration of five years from the termination for any reason of the Employee's employment hereunder, the Employee shall not directly or indirectly divert, or by aid to others, do anything which would tend to divert, from the Company any trade or business with any customer with whom the Employee had any contact or association during the term of the Employee's employment with the Company or with any party whose identity or potential as a customer was confidential or learned by the Employee during his employment by the Company;

         As used in this Agreement, the term "Confidential Information" shall mean all business information of any nature and in any form which at the time or times concerned is not generally known to those persons engaged in business similar to that conducted or contemplated by the Company (other than by the act or acts of an employee not authorized by the Company to

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         disclose such information) and which relates to any one or more of the aspects of the present or past business of the Company or any Affiliate or any of their respective predecessors, including, without limitation, patents and patent applications, inventions and improvements (whether or not patentable), development projects, policies, processes, formulas, techniques, know-how, and other facts relating to sales, advertising, promotions, financial matters, customers, customer lists, customer purchases or requirements, and other trade secrets.

                  (b) The Employee understands that the Company would not have an adequate remedy at law for the breach or threatened breach by the Employee of any one or more of the covenants set forth above, and agrees that if there is any such breach or threatened breach the Company may, in addition to the other legal or equitable remedies which may be available to it, obtain an injunction or restraining order to enjoin or restrain the Employee from the breach or threatened breach of such covenants.

                  (c) The Employee acknowledges and agrees that he is bound by the Covenant Not to Compete set forth Section 6.4 of that certain Stock Purchase Agreement among R & C Warnick, L.L.C., Holdings, Crawford Investment Group L.L.C., and J & M Craft L.L.C. (the "Purchase Agreement"), exactly as if such Covenant Not to Compete were contained in this Agreement, and that breach of such Covenant shall be deemed to be a breach of a material provision of this Agreement.

                  (d) The Employee acknowledges and agrees that the covenants set forth above, including without limitation, those set forth in
         Section 6.4 of the Purchase Agreement, are reasonable and valid in geographical and temporal scope and in all other respects. If the aforesaid covenants and warranties not to compete set forth in Section
         6.4 of the Purchase Agreement are found by any court having jurisdiction in the premises to be too broad in extent, either as to the time period or geographical area designated, or otherwise, then and in such case, the covenants and warranties not to compete shall nevertheless remain effective, but shall be considered amended (as to time or area or otherwise, as the case may be) to a point considered by said court to be reasonable, and as so amended shall be fully enforceable. The Employee and the Company intend to and hereby confer jurisdiction to enforce the covenants upon the courts of any jurisdiction within the geographical scope of such covenants. If the courts of any one or more of such jurisdictions hold the covenants, or any part of the covenants, unenforceable by reason of the breadth of such scope or otherwise, it is the intention of the Employee and the Company that such determination not bar or in any way affect the right of the Company to the relief provided above in the courts of any other jurisdiction within the geographical scope of such covenants as to breaches of such covenants in such other respective jurisdictions. For this purpose, such covenants as they relate to each jurisdiction shall be severable into diverse and independent covenants. Notwithstanding anything in the foregoing to the contrary, the parties agree that the jurisdiction to enforce the covenants conferred on courts outside the State of Michigan ("non-Michigan courts") shall be restricted to jurisdiction over actions in respect of breaches of covenants relating to the jurisdiction in which such non-Michigan court is located.

         10.      Miscellaneous.

                  (a) The terms and conditions of this Agreement shall be binding upon and inure to

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         the benefit of the parties hereto and their respective heirs, successors and personal representatives.

                  (b) This Agreement has been executed in, and shall be construed and enforced in accordance with, the laws of the State of Michigan.

                  (c) This Agreement may not be modified except by written instrument executed by each of the parties hereto.

                  (d) This Agreement sets forth the entire understanding and agreement of the parties hereto with respect to its subject matter and supersedes all prior understandings and agreements, whether written or oral, in respect thereof, including, without limitation, that certain employment agreement dated August 1, 1994 by and between the Employee and the Company (the "Prior Agreement"), and all of the Company's obligations under such prior agreement including the obligation to pay the Employee any Performance or Cash Flow Bonus (as defined in the Prior Agreement) for the Company's 1995 fiscal year, shall be terminated as of the date of this Agreement.

                  (e) This Agreement is personal to Employee and may not be assigned by him in any manner whatsoever.

                  (f) The headings and captions used herein are for convenience of reference only and shall not be considered in construing this Agreement.

                  (g) If any provision of this Agreement shall be held by a court of competent jurisdiction to be invalid, illegal or unenforceable, such provision shall be modified so as to be enforceable to the fullest extent permitted by applicable law, and the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired thereby.

                  (h) This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         IN WITNESS WHEREOF, the undersigned have executed this Employment Agreement as of the date first above written.

                                            /s/ Richard E. Warnick
                                            ------------------------------
                                            RICHARD E. WARNICK


                                            CAMBRIDGE INDUSTRIES, INC.,
                                             a Delaware corporation


                                            By: /s/ Richard Crawford
                                               ---------------------------

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                                               Richard S. Crawford, President

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